FOR IMMEDIATE RELEASE

Smithfield Foods Announces Expiration and Final Results of Its Debt Tender Offer

SMITHFIELD, Virginia (February 10, 2011)-Smithfield Foods, Inc. (NYSE: SFD) (“Smithfield Foods”) announced today the expiration and final results of its previously announced offer (the “Tender Offer”) to purchase for cash the maximum aggregate principal amount of its 7.75% Senior Unsecured Notes due 2013 and 10% Senior Secured Notes due 2014 (collectively, the “Notes”) that it can purchase for $450.0 million (excluding accrued and unpaid interest) pursuant to a modified “Dutch Auction.” The Tender Offer expired at midnight, New York City time, on February 9, 2011.

Smithfield Foods accepted $390.9 million aggregate principal amount of Notes for purchase in the Tender Offer as follows:

Notes	CUSIP No.	Outstanding Principal Amount(1)	Aggregate Principal Amount Accepted for Purchase	Cash Spend Required(2)	Total Consideration per Note(3)
7.75% Senior Unsecured Notes due 2013	832248AH1	$350,000,000	$190,003,000	$214,380,121	$1,110
10% Senior Secured Notes due 2014	832248AU2	$850,000,000	$200,921,000	$240,491,275	$1,190

(1) Prior to consummation of the Tender Offer.
(2) Includes accrued interest.
(3) Per $1,000 principal amount of Notes accepted for purchase. Clearing premium per $1,000 principal amount of Notes was $35. Excludes accrued interest.

The aggregate consideration for Notes accepted in the Tender Offer, including accrued interest, was approximately $454.9 million. Smithfield Foods expects that the premium paid in the purchase of Notes, together with any unamortized original debt issuance costs and current Tender Offer fees, in the amount ranging from approximately $71.0 million to $73.0 million will be charged to earnings in its fourth fiscal quarter.

Goldman, Sachs & Co. acted as the dealer manager for the Tender Offer, and Global Bondholder Services Corporation acted as the information agent and depositary for the Tender Offer.

This press release is not an offer to sell, a solicitation to buy or an offer to purchase or sell any securities.

About Smithfield Foods
Smithfield Foods is the world's largest pork processor and hog producer, with revenues exceeding $11 billion in fiscal 2010. In the United States, the company is also the leader in numerous packaged meats categories. From national brands and regional powerhouses in the United States to some of the best-known European brands, Smithfield Foods products are prized by retail, foodservice, and deli customers alike. For more information, visit www.smithfieldfoods.com.

Forward-Looking Statements
This press release contains certain “forward-looking” statements within the meaning of the federal securities laws. These statements relate to future events or our future performance. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The use of any of the words “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “should”, “believe” and similar expressions are intended to identify forward-looking statements. Our forward-looking information and statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include, but are not limited to, statements concerning: the availability and prices of live hogs, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with our indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, our ability to effectively restructure portions of our operations and achieve cost savings from such restructurings and other risks and uncertainties described in the Offer to Purchase, dated January 12, 2011, as amended, under “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended August 1, 2010 and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 2, 2010. We caution you that the foregoing list of important factors and assumptions is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statements that we make speak only as of the date of such statements, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

###

Contact:
Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050
keiralombardo@smithfieldfoods.com